Converted Organics Regains Compliance with Nasdaq Stockholder Equity Listing Rule
Company raises Stockholder equity above required minimum prior to grace period deadline
Expects to receive extension on Nasdaq minimum bid requirement

BOSTON, December 13, 2010 (GLOBAL NEWS WIRE) — Converted Organics Inc. (NASDAQ:COIN) was notified that the Company has regained compliance regarding the minimum $2.5 million stockholders’ equity requirement, as determined by Nasdaq Listing Rule 5550(b)(1), and required for continued stock listing. The Company was informed by letter that the Nasdaq Staff determined that Converted Organics meets the minimum stockholders’ equity requirements as set forth in the Listing Rules. The letter also states that the Company must evidence continued compliance with Listing Rule 5550(b)(1) upon filing its next periodic report; otherwise, it may be subject to delisting.

In addition, because the Company was successful in increasing stockholder equity in excess of the Listing Rules’ $5 million Nasdaq Capital Market initial listing requirement, the Company believes that Nasdaq will grant an additional 180 day grace period for the Company to raise its closing bid price of its common stock to $1.00 per share or greater for 10 consecutive business days. On June 29, 2010, the Company received notification that its stock price had fallen below the $1.00 minimum bid price for 30 consecutive business days and it was therefore not in compliance with Listing Rule 5550(a)(2). Nasdaq granted the Company a 180 day grace period to regain compliance with the Listing Rule. The initial 180 day grace period expires on December 27, 2010, and the Company believes that at such time a second 180 day grace period may be granted by Nasdaq.

“We are pleased to have regained positive standing under Nasdaq’s stockholder equity Listing Rule, and feel that efforts to re-gain favorable standing are evidenced by our increased stockholders’ equity,” said Edward J. Gildea, President of Converted Organics. “We hope to receive notification from Nasdaq later this month, that we have been granted a second 180 day grace period to raise our stock price above the $1.00 minimum bid requirement, and upon such notice we will continue to work diligently to regain 100% compliance with Nasdaq’s Listing Rules,” Mr. Gildea continued.

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About Converted Organics Inc.

Converted Organics (NASDAQ:COIN, www.convertedorganics.com), based in Boston, MA, is dedicated to producing high-quality, all-natural, organic soil amendment and fertilizer products through food waste recycling. The Company uses its proprietary High Temperature Liquid Composting (HTLC) system, a proven, state-of-the-art microbial digestion technology, to process various biodegradable food wastes into dry pellet and liquid concentrate organic fertilizers that help grow healthier food and improve environmental quality. Converted Organics sells and distributes its environmentally-friendly fertilizer products in the retail, professional turf management, and agribusiness markets.

This press release contains forward-looking statements that are subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the granting of a second 180-day grace period by Nasdaq in connection with the Company’s bid-price deficiency. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors, not all of which are known to the company, described most recently in the “Risk Factors” section in the Company’s most recently filed annual report on Form 10-K. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

COIN-G

SOURCE: Converted Organics Inc.

Converted Organics Inc.
Jim Blackman, 713-256-0369
PR Financial Marketing
jim@prfmonline.com

or

Public Relations Contact:
info@convertedorganics.com
(617)624-0111